Exhibit 99.1

                    GSI GROUP REPORTS SECOND QUARTER RESULTS

                SECOND QUARTER BOOKINGS INCREASE TO $100 MILLION

     BILLERICA, Mass., July 25 /PRNewswire-FirstCall/ -- GSI Group Inc., (Nasdaq: GSIG), a supplier of precision technology and semiconductor systems, today announced financial results for the second quarter ended June 30, 2006.

     Revenue for the quarter rose to $76.4 million, compared to revenue of $66.9 million for the same period of 2005. Net income for the quarter was $6.2 million, or $0.15 per diluted share, compared to net income for the same period in 2005 of $3.1 million, or $0.07 per diluted share.

     Year to date revenues of $152.5 million are up 16% from this time last year. Year to date fully diluted earnings per share have more than tripled the level of last year from $0.08 cents to $0.27 cents.

     The Company also welcomes its new CEO, Dr. Sergio Edelstein who replaces Mr. Charles Winston, who is retiring after 18 years. Dr. Edelstein commented, "I am excited to join GSI. My decision to join was based on the strength of the Company's technologies, its solid customer base and GSI's strong financial foundation built by Mr. Winston. GSI is extremely well positioned for future growth and my focus will be on driving this growth."

     Second Quarter Business Highlights:

     -- The Precision Technology Business increased revenue to $50 million, up 11% from the same period last year. GSI recently unveiled several new Precision Technology products and design strategies during the quarter including a precision motion feedback platform that will, over time, triple the size of its served market in this key area. These new products build on the success of the current Precision Technology products by broadening the number of applications served.

     -- The Semiconductor Systems Business revenue increased to $29 million, up 22% from the same period last year largely due to strength in all product lines. GSI is also developing its next generation Wafer Repair system with the throughput and accuracy required for next generation memory devices, positioning GSI for future market share gains.

     -- Total Company bookings were $100 million, backlog was $92.7 million and the book-to-bill ratio was 1.3.

     -- Cash, cash equivalents and marketable short-term investments increased $6.5 million to $115.3 million, from $108.8 million in the first quarter.

     Business Outlook:

     The Company anticipates the following results for the third quarter of 2006:

     --   Revenue to be in the range of $77.0 million to $83.0 million.

     --   Estimated tax rate at 30%.

     --   Diluted per share earnings to be in the range of $0.13 to $0.17.

     Dial In: July 26th at 8:30 a.m. ET

     GSI Group will host a conference call for investors at 8:30 a.m. Eastern on July 26th. Participants are invited to join by dialing 706-634-5123 with an access code: 2967096. The replay will be available for two weeks by dialing 706-645-9291 with the replay passcode: 2967096. The conference call also will be broadcast live over the Internet in listen-only mode at http://www.gsig.com.

     About GSI Group Inc.

     GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.'s common shares are listed on Nasdaq (GSIG).

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions, changes in applicable accounting standards, tax regulations or other external regulatory rules and standards, and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

     For more information contact: Investor Relations, 978-439-5511, Ray Ruddy, (ext. 6170)

                                 GSI GROUP INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                           June 30,      December 31,
                                                             2006           2005
                                                         ------------    ------------
                        ASSETS
Current
 Cash and cash equivalents                               $    115,339    $     69,286
 Short-term investments                                             -          26,757
 Accounts receivable,
  less allowance of $1,116
  (December 31, 2005 - $1,592)                                 64,308          55,348
 Income taxes receivable                                        2,903           2,517
 Inventories                                                   71,113          63,475
 Deferred tax assets                                           12,421          10,630
 Other current assets                                          12,868          20,357
    Total current assets                                      278,952         248,370
Property, plant and equipment,
 net of accumulated depreciation of $24,220
 (December 31, 2005 - $20,608)                                 34,045          32,220
Deferred tax assets                                            24,943          20,124
Other assets                                                      784             699
Long-term investments                                             644             613
Intangible assets, net of amortization of
 $5,138 (December 31, 2005 - $4,035)                           16,091          16,834
Patents and acquired technology, net of
 amortization of $32,812
 (December 31, 2005 - $30,359)                                 26,155          28,163
Goodwill                                                       26,421          26,421
                                                         $    408,035    $    373,444
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current
 Accounts payable                                        $     20,742    $     14,998
 Income taxes payable                                          10,610           2,475
 Accrued compensation and benefits                             10,391           9,212
 Other accrued expenses                                        17,662          14,625
    Total current liabilities                                  59,405          41,310
Deferred compensation                                           2,629           2,576
Deferred tax liabilities                                       12,338          13,252
Accrued minimum pension liability                              10,243           9,750
    Total liabilities                                          84,615          66,888
Commitments and contingencies
Stockholders' equity
 Common shares, no par value;
  Authorized shares: unlimited;
  Issued and outstanding: 41,815,442
  (December 31, 2005 - 41,628,171)                            310,022         309,545
 Additional paid-in capital                                     4,401           3,339
 Retained earnings                                             18,975           7,688
 Accumulated other comprehensive loss                          (9,978)        (14,016)
    Total stockholders' equity                                323,420         306,556
                                                         $    408,035    $    373,444

                                 GSI GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                            Three Months Ended               Six Months Ended
                                       ----------------------------    ----------------------------
                                         June 30,        July 1,         June 30,        July 1,
                                           2006           2005             2006           2005
                                       ------------    ------------    ------------    ------------
Sales                                  $     76,401    $     66,850    $    152,524    $    131,691
Cost of goods sold                           44,009          39,168          88,583          81,061
Gross profit                                 32,392          27,682          63,941          50,630
Operating expenses:
 Research and
  development and
  engineering                                 7,400           6,368          14,841          12,827
 Selling, general and
  administrative                             15,753          15,098          30,575          30,479
 Amortization of
  purchased intangibles                       1,513           1,648           3,341           3,400
 Restructuring and other                       (129)              4            (135)            201
   Total operating
    expenses                                 24,537          23,118          48,622          46,907
Income from operations                        7,855           4,564          15,319           3,723
 Other income (expense)                          (6)              8              24               8
 Interest income                              1,876             387           2,763             779
 Interest expense                            (1,323)            (68)         (1,467)            (63)
 Foreign exchange
  transaction gains (losses)                    140             325            (569)            943
Income before income taxes                    8,542           5,216          16,070           5,390
Income tax provision                          2,358           2,091           4,783           2,155
Net income                             $      6,184    $      3,125    $     11,287    $      3,235
Net income per common share:
 Basic                                 $       0.15    $       0.08    $       0.27    $       0.08
 Diluted                               $       0.15    $       0.07    $       0.27    $       0.08
Weighted average common
 shares outstanding (000's)                  42,100          41,522          42,008          41,493
Weighted average common
 shares outstanding for
 diluted net income per
 common share (000's)                        42,304          41,728          42,400          41,755

                                 GSI GROUP INC.
                  Consolidated Analysis By Segment (unaudited)
                           (thousands of U.S. dollars)

                                            Three months ended               Six Months Ended
                                       ----------------------------    ----------------------------
                                         June 30,        July 1,         June 30,        July 1,
                                           2006           2005             2006           2005
                                       ------------    ------------    ------------    ------------
Sales:
Precision Motion Group                 $     41,171    $     34,151    $     79,743    $     68,136
Laser Group                                   9,268          11,426          17,674          21,686
Semiconductor Systems Group                  29,012          23,711          60,341          45,714
Intersegment sales
 elimination                                 (3,050)         (2,438)         (5,234)         (3,845)
Total                                  $     76,401    $     66,850    $    152,524    $    131,691

Gross profit %:
Precision Motion Group                         42.0%           41.9%           41.4%           39.4%
Laser Group                                    35.2%           36.1%           34.2%           31.0%
Semiconductor Systems Group                    41.2%           39.0%           41.3%           37.3%
Intersegment sales
 elimination                                   (4.0)%          (0.4)%          (0.5)%          (0.6)%
Total                                          42.4%           41.4%           41.9%           38.4%

Segment income from
 operations:
Precision Motion Group                 $      7,256    $      4,872    $     13,007    $      8,169
Laser Group                                     210             803              24              92
Semiconductor Systems Group                   4,756           3,146          10,492           4,769
Total by segment                             12,222           8,821          23,523          13,030
Unallocated amounts:
 Corporate expenses                           4,496           4,227           8,313           9,053
 Amortization of purchased
  intangibles not allocated
  to a segment                                    -              26              26              53
 Restructuring                                   59               -              59               -
 Other                                         (188)              4            (194)            201
Income from operations                 $      7,855    $      4,564    $     15,319    $      3,723

SOURCE GSI Group Inc.
    -0-                             07/25/2006
    /CONTACT: Ray Ruddy of GSI Group, +1-978-439-5511, ext. 6170/
    /Company News On-Call: http://www.prnewswire.com/comp/107189.html / /Web site: http://www.gsig.com/